Exhibit 10.24

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

Second Amended and Restated Consumer Financing Services Agreement

This Second Amended and Restated Consumer Financing Services Agreement is made and entered as of May 31, 2017 by and between APX Group, Inc., a Delaware corporation, having an address at 4931 N. 300, W. Provo, Utah 84604 (“Company”), and Citizens Bank, N.A., a national banking association having an address at One Citizens Plaza, Providence, Rhode Island 02903 (“Supplier” or “Citizens”).

Background

WHEREAS, Company, through subsidiaries, including Vivint, Inc., is engaged in the business of selling the Company Products (as such term is defined below);

WHEREAS, Supplier is engaged in the business of granting credit to consumer borrowers;

WHEREAS, Company and Supplier (collectively, the “Parties”) entered into an Amended and Restated Consumer Financing Services Agreement dated as of January 3, 2017 (the “Original Agreement”), pursuant to which the Parties agreed to terms concerning the provision by Supplier of an installment loan product specifically for certain consumer customers located in the United States of America seeking to purchase certain Company Products;

WHEREAS, except as specifically set forth in Section 2.4, it is intended by the Parties that Company shall not take any credit risk nor have any involvement in the credit-granting process or loan servicing activities with respect to any loan derived from this Agreement;

WHEREAS, the Parties have agreed to further amend and restate the Original Agreement, which Original Agreement is hereby replaced by this Agreement; and

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, Company and Supplier agree as follows:

1	Definitions
“Account Manager” has the meaning set forth in Article 8 below.

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Consumer Financing Services Agreement, including the preamble and exhibits.

“Applicant” means a Person that has submitted a Credit Application under the Program.

“APR” means the “annual percentage rate”, as such term is defined in Regulation Z (12 CFR Part 226).

“Approval Rate Percentage” has the meaning set forth in Section 3.1.14 below.

“Base LIBOR” means [*]%.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Base Transaction Fee” means (i) [*]% with respect to Program A Loans and (ii) [*]% with respect to Program B Loans.

“Borrower” means a qualifying Consumer, the determination of which qualification will be made by Supplier as set forth in this Agreement, including Article 2 hereof, who has been issued a Loan by Supplier and is contractually obligated under a Credit Agreement with Supplier. Each Borrower shall have a unique, valid social security number (SSN).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in Providence, Rhode Island and Provo, Utah are required or authorized by law, rule or regulation to remain closed.

“Business Sales” means in-home selling by Company or its Affiliates of Company Products.

“Change(s)” means changes to the Supplier System or Credit Services provided by Supplier that would materially alter the functionality of the Supplier System or Credit Services, or the scope of Citizens’ or any of its Personnel’s resources, pricing, timing, performance and/or completion thereof.

“Chargeback Costs” means the fees incurred by Company in connection with the “Chargeback Fees” as listed in Exhibit 6 to this Agreement and any amount charged back to Company by any payment network as set forth in such Exhibit 6.

“Company Channels” means (i) all in-home selling by Company or its Affiliates, (ii) all call centers owned or operated by or on behalf of Company or its Affiliates and (iii) to the extent utilized from time to time, whether now or in the future, to sell Company Products, all mail order, catalog, internet and other direct access media (including all mobile media, whether or not accessible through a website) that are owned or operated by or on behalf of Company or its Affiliates.

“Company Parties” has the meaning set forth in Section 21.10.1.1 below.

“Company Products” means hardware and software products and services sold by Company through Company Channels, including all sales and other applicable taxes, and all shipping, handling and delivery charges.

“Company Program Advertising” means the marketing, statements and other collateral material for the Credit Services created by or on behalf of Company that include reference to Company or any Company Product.

“Company System” means the back end systems, including related software, applications, tools and documentation, developed or employed by Company to facilitate the processing of Credit Applications and settlement between Supplier and other Company systems, which as of the Program Commencement Date shall include Street Genie and Tech Genie.

“Company’s Confidential Information” has the meaning set forth in Section 11.1 below.

“Company’s Customer Information” means all information collected, obtained, accessed or received by or on behalf of Company from or about its customers and prospective customers, including but not limited to, personally identifiable information about individuals, including but not limited to “non-public personal information” (as such term is defined in 15 U.S.C. § 6809(4)), product registration and other information obtained through Company’s point of sale (“POS”) systems, use of Company’s websites and any Company Channels, whether or not collected, obtained, accessed or received in connection with the Program, including [*].

[*].

“Confidential Information” has the meaning set forth in Section 11.3 below.

“Consumers” means non-corporate consumer customers of Company domiciled in the U.S.A. who desire to purchase Company Products, which Consumers shall not include any business, institution, charitable or government customers.

“Cost of Funds Adjustment” means (i) the difference (positive or negative) between the average LIBOR during the month

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(or portion thereof) for which the Transaction Fee is being calculated and the Base LIBOR, divided by (ii) 12. For the avoidance of doubt, the Cost of Funds Adjustment may be a negative number.

“Credit Agreement” means each agreement between Supplier and a Borrower governing a Loan and the use thereof, together with any amendments, modifications or supplements thereto (including through issuance of a change in terms notice) and any replacement of such agreement.

“Credit Application” means the credit application that must be completed and submitted by a Consumer in order to establish a Loan (including any such application submitted at the POS, by phone or via the internet or a mobile phone or tablet).

[*].

“Credit Services” means consumer credit services, provided solely by Supplier to Borrowers pursuant to the Program and the terms and conditions of the Credit Agreement, as such credit services are described in this Agreement, including Article 2 hereof, which credit services further include but are not limited to processing Credit Applications, issuing Program Loans, servicing and collections.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.).

“FICO Score” means the credit score designated as such and derived from the credit model developed by the Fair Isaac Corporation.

“GAAP” means accounting principles generally accepted in the United States, consistently applied.

“Government Agency” means any United States federal, state or local government or any governmental, semi-governmental, administrative, judicial or regulatory body, authority, agency, court, tribunal, commission or other entity exercising executive, legislative or judicial functions of or pertaining to government in the United States.

“Indemnified Party” has the meaning set forth in Section 23.1 below.

“Indemnifying Party” has the meaning set forth in Section 23.1 below.

“Initial Term” has the meaning set forth in Section 18.1 below.

“Insolvency Event” means the happening of any of these events:

(a)	an application is made to a court for an order that a body corporate be wound up;

(b)	an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate, or one of them is appointed, whether or not under an order;

(c)	a receiver, manager or receiver and manager is appointed in respect of a body corporate for the whole or any part of its undertaking, property or assets;

(d)
except to reconstruct or amalgamate while solvent, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors or it enters into or takes steps to enter into a reorganization, moratorium or other administration involving any of them;

(e)
a body corporate resolves to wind itself up, or otherwise dissolve itself or gives notice of its intention to do so, except to reconstruct or amalgamate while solvent or is otherwise wound up or dissolved;

(f)	a body corporate is, or states that it is insolvent;

(g)	a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate; or

(h)	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Interchange Expenses” has the meaning set forth in Section 2.4.1 below.

“Legal Requirements” means all applicable United States federal, state or local laws, statutes, rules or regulations, including, by way of example and not limitation, “Federal consumer financial law” as that term is defined at 12 U.S.C. §5481(14). Where reference is made in this Agreement to specific laws, statutes, rules or regulations, such reference is not intended to be exclusive, or in any way a limitation on the inclusion of a law, statute, rule or regulation that is not specifically enumerated.

“LIBOR” means the monthly average of the 12 month US Dollar London Interbank Offered Rate interest rate for each Business Day of the month (or portion thereof) for which a Transaction Fee is calculated, such average being calculated as the arithmetic mean of the close-of-trading one-year US Dollar LIBOR interest rates for all trading days during such calendar month or portion thereof, as quoted by Bloomberg.com as at the close of trading on each such trading day.

“Loan” has the meaning set forth in Section 2.1 below.

“Loan Amount” means the aggregate sales price (including all sales and other applicable taxes, and all shipping, handling and delivery charges) for all Company Products included in one (1) order (including any supplemental or follow-on orders made within thirty
(30) days of the date of the initial order) by a Borrower.

“Loan Documentation” means, with respect to the Loans, all Credit Applications, Credit Agreements, any program privacy policies, all billing statements and all online material that displays Loan information (in each case whether the foregoing are in electronic or paper form); provided, however, that Loan Documentation shall not include Company invoices, sales slips, delivery and other receipts or other indicia of the sale of Company Products by Company.

“Mark(s)” means trademarks, service marks, logos, taglines, slogans, product names, domain names, social or mobile media identifiers and any other source indicators.

“Merchant Services Agreement” means that certain Amended and Restated Agreement for Merchant Services (inclusive of any addenda) among [*].

“OCC” means the Office of the Comptroller of the Currency.

“Off-Peak Periods” mean time periods to be determined by Supplier (in consultation with its subcontractors) prior to the Program Commencement Date and subject to Company’s commercially reasonable consent.

“Online Service Center” means an online portal within the Supplier System where Consumers may perform certain self-service functions relating to their Loan.

“Party” has the meaning set forth in the Preamble above.

“PCR” has the meaning set forth in Section 4.1.9.

“PCR Response” has the meaning set forth in Section 4.1.9.

“Peak Sales Period” means, for any given year, [*] through [*] in such year.

“Person” means any individual, corporation, business trust, partnership, association, limited liability company, joint venture, unincorporated association or similar organization, or any Governmental Agency.

“Personnel” means the Affiliates, employees, agents and/or independent contractor(s) of a Party. “Personal Data” means Company’s Customer Information and/or Program Information, as applicable herein.

“Product(s)” means Company Products(s).

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Program” or “Loan Program” means the Credit Services, as prepared and administered by Supplier pursuant to its usual and customary business practices, including the offering of Credit Applications to Consumers, the origination of new accounts by Supplier, the extension of credit pursuant to Loans by Supplier, and the promotion thereof, to facilitate purchases by Consumers of Company Products through Company Channels, as such Program is more fully described in this Agreement, including in Article 2 hereof and each exhibit hereto.

“Program Commencement Date” means the date on which the Program is launched and made available to Consumers.

“Program A Loans” means Program Loans approved and serviced by Supplier for Borrowers who satisfy the requirements of the Supplier Credit Policy.

“Program B Loans” means Program Loans approved and serviced by Supplier for Borrowers who do not satisfy the requirements of the Supplier Credit Policy but who satisfy the requirements of Program B Loans Credit Policy.

“Program B Loans Credit Policy” means the Credit Application approval criteria for Program B Loans as set forth in the third column of the table in Exhibit 4.

“Program Information” means personally identifiable information about individuals, including but not limited to “non-public personal information” (as such term is defined in 15 U.S.C. § 6809(4)), and other information obtained as part of the application for or provision of Credit Services, or otherwise collected, obtained, received, accessed by or on behalf of Supplier solely in connection with its performance under this Agreement or in connection with the Program.

“Program Loans” has the meaning set forth in Section 2.4.2 below.

“Program Materials” means any and all materials produced for or related to the marketing, advertisement, solicitation, operation of or servicing of the Program, including, without limitation, Loan Documentation, Credit Agreements and Credit Applications, regardless of communication channel, media or format.

“Quarterly Business Review” has the meaning set forth in the Services Level Agreement.

“Relationship Manager” has the meaning set forth in Article 8 below.

“Renewal Term” has the meaning set forth in Section 18.1 below.

“Secondary Program” has the meaning set forth in Section 5.2 below.

“Service Levels” means each service and the level of such service provided to Company pursuant to the Services Level Agreement.

“Services Level Agreement” means each individual performance standard set forth on Exhibit 2.

“[*] Loan Program” has the meaning set forth in Section 5.3 below.

“Supplier Credit Policy” means the Credit Application approval criteria for Program A Loans as set forth in the second column of the table in Exhibit 4.

“Supplier Program Specifications” means (i) the specifications, designs and requirements, designated by Supplier for the Loan Program and (ii) any document to the extent such document embodies any of the foregoing.

“Supplier System” means the back end systems, including related software, applications, tools and documentation, developed or employed by Supplier or any Supplier Personnel to facilitate the Loan Program.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Term” has the meaning set forth in Section 18.1 below.

“Term Commencement Date” means the earlier of the Program Commencement Date and March 1, 2017.

“Termination Date” means (i) date of expiration of the Term pursuant to Section 18.1 in the case of a termination at the end of the Term; or (ii) in the case of an early termination of this Agreement pursuant to Section 18.2 or 18.3, the later of (A) the date on which this Agreement would otherwise terminate in accordance with Section 18.2 or 18.3, as applicable, and (B) if, by the date under subsection (A), [*], then, upon the written request of Company, the Termination Date shall occur on the date that is ninety (90) days following the later of [*].

“Third Party Fraud” means acts of fraud that are attributable to persons other than the employees, contractors or agents of Company or Supplier. Third Party Fraud losses will include the aggregate amount paid for a Product, as well as all associated fees, including, without limitation, finance charges, and non-sufficient funds fees.

“Transaction Fee” has the meaning set forth in Section 2.4.1 below.

“Willful Breach” means a material breach or failure to perform that is the consequence of an act or omission of a Party, or a representative or Affiliate of such Party, with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

2	The Program

2.1	Product Offering; Program Elements

2.1.1	The product offering constitutes Credit Services, as prepared and administered by Supplier, to facilitate purchases by Consumers of Company Products.

2.1.2	The Program elements shall include the following:

2.1.2.1	The Credit Services will be offered to Consumers in connection with Consumers’ purchase of Company Products.

2.1.2.2	The Credit Services will be an installment loan (as further described herein, a “Loan”) with an APR of zero percent (0%).

2.1.2.3	The maximum aggregate Loan Amount of [*] will be as set forth in the Supplier Credit Policy and the Program B Loans Credit Policy and the Loan term lengths will be forty-two (42) or sixty (60) months.

2.1.2.4	The Credit Services will be available through the Company Channels.

2.1.2.5	The Credit Services will be available on orders for Company Products that result in a Loan Amount of not less than [*].

2.1.2.6
The Borrower for a Program A Loan must have an existing, U.S.-based personal, commercial or small business credit card (which, for the avoidance of doubt, will not include a debit or prepaid card) in good standing. Such credit card may be the Borrower’s credit card on file with Company. The Borrower for a Program B Loan must have an existing credit card as described above or an existing U.S.-based “signature-required” debit card (which, for the avoidance of doubt, will not include “PIN” or “PIN-less” debit cards or prepaid cards). Such debit card may be the Borrower’s debit card on file with Company.

2.1.2.7	Split tender will be allowed in connection with Credit Services for Borrower purchases of Company Products through a Company Channel.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

2.1.2.8	Except as approved in advance by Company in writing, at Company’s sole discretion, [*] to Borrower for originating the Program Loan or otherwise in connection with a Program Loan.

2.1.2.9
Regarding situations where shipment of a Product will be delayed, the Parties agree to follow the normal billing practices of Company in effect as of the Effective Date to ensure Borrowers are charged correctly; provided, however, that Company shall not change its billing practices without the prior written consent of Supplier, which consent shall not be unreasonably withheld or delayed.

2.2	Credit Application; Disclosures; Returns

2.2.1.
The Credit Application shall include the following entry fields relating to Borrower and the credit (or debit) card, as applicable: [*]. All other entry fields shall be mutually agreed by the Parties unless the inclusion of such fields are required by Legal Requirements and included by Supplier consistently to the credit applications for all consumer credit programs to which such Legal Requirements are applicable.

2.2.2.
The description of the Credit Services in the Program Materials shall include all disclosures required under applicable Legal Requirements. The drafting and adequacy of such disclosures shall be solely the responsibility of Citizens, provided that Company will be provided with a reasonable opportunity to review such disclosures in advance, though Company’s review shall in no way limit or offset Supplier’s sole responsibility for providing Credit Services disclosures that comply with applicable Legal Requirements. Citizens will be provided with a reasonable opportunity to review Company’s disclosures for Company Products that are financed by the Credit Services.

2.2.3.	As it relates to returns of Company Products that were purchased with a Loan under the Program, the Parties agree as follows:

2.2.3.1
Company shall perform all usual and customary actions relating to processing such a return, provided, however, Company shall only return funds to the Consumer to the extent the funds relate to forms of tender unrelated to the Credit Services;

2.2.3.2
Company shall post to the applicable Loan account record for the Borrower the amount that Citizens delivered to Company under Article 9 below. Such posting shall occur automatically and as soon as reasonably practicable in connection with a return;

2.2.3.3	Citizens shall perform all actions relating to cancelling the Loan and providing a credit (if any) to the Borrower; and

2.2.3.4
To allow Company to identify a return as relating to a Loan, the name of the Program, to be determined by Company, will be included on the proof of purchase that Company provides to Borrower. Such proof of purchase may also include disclosure language.

2.3	Reserved.

2.4	Transaction Fee; Credit Loss Sharing and Assignment of Program B Loans; Fraud Losses

2.4.1
Transaction Fee; Interchange Expenses. Company shall pay to Citizens a monthly fee (the “Transaction Fee”) calculated with respect to each month of the Program in the applicable amount set forth in the table below.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

The Transaction Fees shall be invoiced and paid in the manner provided in Article 9 below.

LOAN CATEGORY	TRANSACTION FEE
Program A	[*]
Program B	[*]

Company shall be responsible for paying [*].

2.4.2
Credit Losses; Assignment of Program B Loans. As it relates to the Loans originated during the Term (collectively, the “Program Loans”), the Parties shall be responsible for the Credit Losses associated with the Program Loans as set forth in the table immediately below.

[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]
[*]	[*]

With respect to the Program Loans, Citizens shall charge Company for Credit Losses on a monthly basis as described in Section 2.4.1 above and Article 9 below. Such invoicing and payment process with respect to Credit Losses shall occur on a monthly basis during the Term, and, notwithstanding any termination of this Agreement and for so long as the applicable Loan remains outstanding and has not been charged off (and should not have been charged off) in accordance with Supplier’s standard charge-off policies, shall continue (A) with respect to Loans with a term of forty-two (42) months, for the term of the Loan and for [*] following the end of such term and (B) with respect to Loans with a term of sixty (60) months, for the term of the Loan and for [*] following the end of such Loan term. If Company does not agree with Citizens’ calculation of the Credit Losses for the Program Loans as set forth in a Credit Loss Invoice, then the Parties shall use best efforts to arrive at a mutually agreeable resolution of any disputes relating to the amount of such Credit Losses.
In the event that Company has been charged for a Credit Loss and subsequently Citizens recovers on that Loan, Citizens shall immediately pay such recovered amounts to Company.
The Parties hereby agree that, [*].
Assignment of Program B Loans. The Parties shall cooperate in good faith in an effort to arrive at a mutually agreeable arrangement pursuant to which Supplier shall continue its collection efforts with respect to the Loans following the date on which such Loans have been charged off by Supplier. Unless Company shall have agreed otherwise in connection with the agreement with respect to any such arrangement, then with respect to any Program B Loans, Company shall have the option to, within ten (10) Business Days following Citizens’ receipt of payment from Company for a Credit Loss relating to such Program B Loan as provided herein, require Citizens to sell, assign, transfer and convey to Company, for no additional consideration, all of its rights, title and interests in such Program B Loan. Such an assignment shall be made on a servicing released basis and pursuant to a form of assignment mutually agreeable to the Parties.

The transfer of Program B Loans by Citizens to Company shall be without recourse, warranty or representation of any kind, express or implied, including (i) any warranties of a transferor under the Uniform Commercial

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Code or pursuant to any other statute, law, rule or regulation, or (ii) the nature, condition or value of Program B Loans or any Credit Agreement or related loan document, including any representation, warranty or covenant regarding the collectability of any Program B Loan, the creditworthiness of any Borrower, or the balance of any Program B Loan or account. Company agrees hereby to accept such transfer of the Program B Loans in their “as is, where is” basis “with all faults” as of the date of transfer.
Company covenants that all Program B Loans transferred to Company shall be serviced by Company or Company’s servicer in compliance with all Legal Requirements. Company covenants that it will not violate any Legal Requirements relating to credit collection in connection with the Program B Loans.

2.4.3	Fraud Losses.

2.4.3.1.	Subject to the terms hereof, [*].

2.4.3.2.	Company and Supplier will collaborate on fraud prevention and management as follows:

(i) Company and Supplier fraud teams will work collaboratively in identifying fraud, and reducing fraud exposure. This will include regular meetings to assist in developing and executing an ongoing collective fraud management strategy.

(i) Company and Supplier will participate in: (A) a conference call at least two (2) times per month for the two (2) months after the Program Commencement Date for the purposes of discussing fraud management; and then monthly during the Term after the two (2) months (B) a fraud strategy session not less than every three (3) months during the Term.

(ii) Each Party will provide notice to the other Party prior to making any changes in its fraud management strategy and fraud protection infrastructure that may impact such other Party. Each Party shall cooperate with the other Party in connection with any fraud reported by a Party to the other.

3	Supplier Obligations

3.1	For the duration of the Agreement, Supplier agrees as follows:

3.1.1
Supplier shall, in cooperation with Company and in a manner consistent with the terms hereof, supply and operate financing systems, which enable the Supplier to offer Credit Services to Borrowers in the U.S.A. Subject to Section 3.1.14, Section 3.1.15 and Section 3.1.17, all decisions concerning the Credit Services and creditworthiness of any Consumer, including provision of the Credit Services in compliance with applicable Legal Requirements, shall be made at the good faith discretion of Supplier;

3.1.2	Supplier shall administer the Credit Services in accordance with the Services Level Agreement in Exhibit 2;

3.1.3
Supplier shall, at its own expense, be responsible for all activities associated with the servicing of all Loans under the Program, including billing account maintenance, transaction and payment posting, authorizations, customer service, including maintaining toll-free numbers, collections, and handling billing disputes, Company inquiries

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

and fraud. Supplier shall service the Loans in compliance with Legal Requirements and with no less care and diligence than the degree of care and diligence applied by Supplier with respect to consumer financing programs for its own account;

3.1.4
If Supplier receives a Borrower complaint regarding the quality or delivery of any Company Products, Supplier shall refer such complaint to Company via a “warm transfer” to Company’s customer service unit pursuant to a mutually agreed warm transfer process;

3.1.5
Supplier shall produce Credit Application and disclosure forms for Credit Services in an electronic web-based and point-of-sale format accessible by Consumers and ensure that these forms evidence a bona fide installment loan transaction that is a valid, legal, and binding obligation that complies with all applicable Legal Requirements. Supplier will also produce online forms for Company telesales agents to access as well as check the status of a Credit Application and provide disclosures as required by applicable Legal Requirements;

3.1.6	Supplier shall provide support and assistance to Company for the integration of the Credit Services into Company operational processes;

3.1.7
Supplier will be provided with advance copies of Company Program Advertising and will have twenty-four (24) hours to review such materials and respond to Company to ensure the materials are in accordance with any Legal Requirements; provided, that if Supplier does not respond within such period, such Company Program Advertising shall be deemed approved;

3.1.8	[*];

3.1.9
To the extent, and in the manner, requested by Company, Supplier shall use its best efforts to promote and market the Credit Services in a manner that is not illegal, unfair, deceptive or abusive; Supplier shall provide Company with advance copies of all Program Materials, provided that Company’s review, acceptance or approval of same shall not relieve Supplier of its obligations or responsibilities with respect thereto. Any use of Company’s Marks by Supplier must be in accordance with Section 13.1;

3.1.10
Supplier shall be responsible for managing any Supplier Personnel which assists in developing, managing, processing, or marketing any aspect of the Program in any way. Supplier shall, upon written request, provide Company with the identity of any and all such Personnel along with a description of the work being performed. Further, Supplier shall: (i) develop metrics to monitor and maintain normal business operation, and be responsible for managing issues and ensure resolution within the metrics set out as defined in Exhibit 2; and (ii) ensure that Company’s Confidential Information and Program Information are handled in accordance with Article 11;

3.1.11	Supplier shall not pay any fees or costs associated with a Consumer’s transactions with Company;

3.1.12	Supplier shall provide Company with monthly reporting based on the agreed to metrics as set out in Exhibit 2;

3.1.13	Supplier shall provide the Online Service Center for Consumers as set forth in Exhibit 2;

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

3.1.14
With respect to each Credit Application submitted for approval under the Program, such Credit Application shall be approved for a Program A Loan unless the Applicant with respect to such Credit Application fails to satisfy one or more criteria of the Supplier Credit Policy. [*];

3.1.15
With respect to each Credit Application submitted for approval under the Program that fails to satisfy one or more criteria of the Supplier Credit Policy, such Credit Application shall be approved for a Program B Loan unless the Applicant with respect to such Credit Application fails to satisfy one or more criteria of the Program B Loans Credit Policy. Upon reasonable request of Company from time to time, Supplier shall make such modifications to the Program B Loans Credit Policy as Company may request and as are permitted by applicable Legal Requirements, such that the Program B Loans Credit Policy will at all times ensure that Program B Loans shall be approved for all Consumers not eligible for Program A Loans, to the extent such approval is acceptable to Company and permitted by applicable Legal Requirements;

3.1.16	Except as expressly provided otherwise pursuant to this Agreement, [*];

3.1.17	[*];

3.1.18	[*]; and

3.1.19
Supplier shall use commercially reasonable efforts to cooperate with and assist Company, at Company’s request, to improve the administration of chargebacks in an effort to reduce Chargeback Costs incurred by Company, including by transitioning its chargeback services provider from [*] to a different provider mutually agreeable to Supplier and Company.

4	Company Obligations

4.1	For the duration of the Agreement, Company agrees as follows:

4.1.1
Company shall, in cooperation with Supplier and in a manner consistent with the terms hereof, create a process to enable Borrowers to apply for Credit Services using Supplier’s Credit Application form via the Company Channels;

4.1.2	Company shall include Credit Services in Company Program Advertising and consumer sales activities, where Company deems such inclusion appropriate in Company’s sole discretion;

4.1.3
Company shall not be responsible for any inaccuracy or truthfulness of the content of any documents and information required for Supplier’s analysis of credit requests by Borrowers, provided, however, that in the event Company collects those documents and information, Company shall be responsible for the transfer of those documents and information to Supplier without modification;

4.1.4	Company shall pay any Interchange Expenses relating to Borrower repayment of Loan Amounts with a credit (or debit) card product;

4.1.5
Company shall abide by applicable requirements in Regulation E, 12 C.F.R. Part 1005, for accepting preauthorized, recurring payments using a debit card, including but not limited to, requiring that preauthorized, recurring debit transactions from a consumer account be authorized in writing (not over the phone), and providing a copy of that written authorization to the customer in the required timeframe(s). [*].

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

4.1.6
To the extent permitted by Legal Requirements, and in Company’s sole discretion, Company may provide reasonable cooperation to Supplier in connection with any collection or charge-off efforts of Supplier, including responding to information requests from Supplier;

4.1.7	Company shall comply with its obligations as set forth in the Services Level Agreement attached hereto as Exhibit 2; and

4.1.8
In connection with any changes and improvements relating to the selling of Company Products under the Program to be made following the date hereof, each such change or improvement shall be made following discussions and agreement between the Account Managers.

4.1.9
Changes to Supplier’s System or Credit Services. Subject to the last sentence of this Section 4.1.9, if Company desires to implement a Change, the Parties will adhere to the following Change procedures: Company will send a project change request (a “PCR”) to Citizens in writing that it desires to implement a Change. Within five (5) Business Days following Citizens’ receipt of a PCR, or such longer period of time as may be reasonably necessary, Citizens shall prepare and provide Company with a written response to such PCR (a “PCR Response”), reasonably detailing whether the PCR is feasible and any material issues involved in the implementation of such PCR (including, without limitation, the estimated time and expense of Citizens and its Personnel required to implement the PCR). If the PCR Response is acceptable to Company and Company wishes to proceed with such Change proposal, then Company shall indicate such by approving the PCR Response and promptly providing written confirmation to Citizens. An approved PCR Response shall constitute an amendment to this Agreement. Supplier acknowledges that it has and shall be responsible for providing sufficient Supplier Systems and Personnel to launch the Program in accordance with the requirements of this Agreement, and Company shall not be responsible for any of Supplier’s costs in connection with such launch; however, if Company insists on a Change in connection with the Program launch that is a customization not required in order to achieve the Program launch, then the provisions of this Section 4.1.9 shall apply.

5	Exclusivity

5.1
Supplier understands and acknowledges that: (i) it is not the sole provider of credit products to Company and (ii) Company has and may enter into agreements with other suppliers for credit products. However, during the Term, Supplier shall be the sole provider of Loans under the Loan Program, other than the Secondary Program. For the avoidance of doubt, nothing in this Agreement shall preclude Company (itself or pursuant to agreements with third parties) from financing sales of Company Products made through third party sales channels (whether physical locations or other channels, and whether such sales are effected by Company Personnel or by third party sellers).

5.2
Notwithstanding the foregoing, Company has the right to establish, substantially concurrently with the Program, a program for extending lines of credit, either directly by Company or through an Affiliate or pursuant to an agreement with a third party, to Applicants whose Credit Applications have been declined by Supplier as either a Program A Loan or a Program B Loan (a “Secondary Program”). At Company’s reasonable discretion, to the extent permitted by applicable Legal Requirements, a Secondary Program may be similar or identical to the Program in its features, positioning and appearance, provided a Secondary Program shall not (i) have similar credit criteria terms as a Program A Loan or a Program B Loan or (ii) use any Supplier’s Marks or other proprietary Supplier intellectual property. To the extent permitted by applicable Legal Requirements, Supplier shall, at Company’s expense, take the following actions in relation to a Secondary Program:

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(w) with prior notice to and consent from the Applicant, [*]. Any Secondary Programs offered or promoted by Company may be branded with Company’s Marks.

5.3	[*].

5.4	Company understands and acknowledges that Supplier provides consumer credit services to other sellers of products. [*].

5.5
Notwithstanding anything to the contrary in this Agreement, the exclusivity provisions of this Article 5 shall not apply to any credit products issued (either directly or pursuant to an agreement or arrangement with a third party issuer) by any business that is acquired by or becomes affiliated with Company or any of its Affiliates by virtue of any acquisition or business combination transaction to which Company or any of its Affiliates becomes party, so long as Supplier remains the sole provider of Loans for the Company Products in existence and sold by Company and issued by Supplier as of immediately prior to such acquisition or other business combination transaction through the particular Company Channels and geographic regions in which Loans were issued by Supplier immediately prior to such acquisition or other business combination transaction.

6	Branding; Marks
The name of the offerings of Company Products under the Program shall be determined by Company in its sole discretion. Neither party will (i) use (or permit its Personnel to use) the other party’s Marks except as provided in this Agreement or (ii) make (or permit its Personnel to make) any public statement whatsoever (including, without limitation, press releases, media statements, case studies or the like) regarding the existence of this Agreement or the parties’ relationship without the prior written consent of the other party.

7	Marketing and Promotion

7.1	Except as provided in this Agreement, neither Party may use the other’s Marks without the other Party’s prior written consent in the sole discretion of such other Party.

7.2
The Parties agree to contribute to marketing and promotional activities relating to the Program as agreed from time to time. All Company Program Advertising and Program Materials are subject to the prior written approval of each of the Parties; provided that Supplier will be solely responsible for the inclusion of any disclosures required under Legal Requirements and Company shall have final approval rights as to the “look and feel” of the Program Materials and the conformity of the content of the Program Materials with Company’s branding; provided further, that Supplier’s consent will not be required for any Company Program Advertising that do not include or reference Supplier’s Marks.

7.3
Supplier and Company may jointly offer Borrower promotions. These may include, but not be limited to [*]. At the time of the implementation of a promotion, Supplier and Company will agree to the definition and structure of the specific promotion for a Program, costs (if any), metrics, and reporting

7.4
Supplier and Company will develop a communication strategy which will outline how and when Consumer and Borrower communications will be effected. This will include communications about the Credit Application and Company Product order process with respect to the Program. Company shall pre-approve in writing all communication materials relating to the Program.

7.5	The Parties agree to jointly conduct an annual review and/or refresh of Consumer-facing communications, including, but not limited to, the Online Service Center maintained by Supplier.

7.6
Each Party shall pay its own costs associated with any and all marketing and promotional activities. For the avoidance of doubt, all costs and expense of preparation, production and delivery of all Program Materials shall be borne solely by Supplier, and all costs and expenses relating to Company Program Advertising shall be borne solely by Company.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

8	Appointment of Account Managers
Company and Supplier shall each name a full-time employee to act as its primary point of contact for the day to day administration of the Program and this Agreement (each, an “Account Manager”). Each Account Manager must have the ability and authority to resolve or coordinate resolution of day-to-day issues related to the Program and this Agreement. Prior to appointing its Account Manager, a Party shall (i) provide the other Party an opportunity to meet the proposed candidate, (ii) consult with such other Party and permit it an opportunity to provide input and express its views as to the proposed candidate and (iii) give due consideration to such other Party’s input and views as to the appointment of such Account Manager. Each Party shall also designate a “Relationship Manager,” who shall be a senior member of its management team, to act as an executive sponsor for the Program and this Agreement. The Relationship Manager must have the ability and full authority to resolve any issues arising from the Program and this Agreement that cannot be resolved by the Account Manager. The Account Managers shall meet at least quarterly to review any outstanding issues and to discuss any other issues of mutual interest or concern.

Further responsibilities of managers and topics of such quarterly reviews are as set forth in Exhibit 2.

9	Payments and Reconciliation

9.1	Supplier shall pay to Company the Loan Amount pursuant to the transmittal procedures set forth on Exhibit 2.

9.2
On or by the tenth (10th) Business Day of each month (provided that late delivery shall not affect Company’s obligation to pay), Citizens shall deliver to Company with respect to such month: (a) an invoice for the Transaction Fee, (b) the Interchange Invoice, and (c) the Credit Loss Invoice (collectively, the “Monthly Invoices”). The Monthly Invoices delivered to Company shall be in the respective forms set forth as Exhibit 7 to this Agreement, and shall be accompanied by reasonable supporting documentation.

9.3
In addition, Citizens shall make available to Company upon request all work papers, schedules and other supporting documentation used by Citizens in preparing the Monthly Invoices. Company shall pay the undisputed portion of the amount set forth in any said Monthly Invoice to Citizens on or by the forty-fifth (45th) day following Company’s receipt of said Monthly Invoice. If Company does not agree with Citizens’ calculation of the Transaction Fees, Interchange Expenses or Credit Losses as set forth in a Monthly Invoice, then the Parties shall use best efforts to arrive at a mutually agreeable resolution of any disputes relating to the amount of such charges. Citizens may only send a demand notice for payment obligations under a Monthly Invoice following forty-five (45) days from the Company’s receipt of such Monthly Invoice.

10	Reporting and Audit

10.1	Each Party will provide the other Party with information as set forth in Exhibit 2.

10.2
Each Party will maintain accounts and records necessary to confirm the basis for any amounts paid to the other Party pursuant to this Agreement and to verify the Party’s compliance with the terms of this Agreement. The records will be maintained according to recognized accounting practices and in such a manner as may be readily audited by an independent accounting firm at the other Party’s reasonable request and cost. A non-requesting Party shall permit independent auditors nominated by a requesting Party (and as it relates to either Party, Government Agencies with jurisdiction over such Party) and/or representatives of such requesting Party to audit records of such non-requesting Party no more than twice per calendar year with at least six (6) months separation between requests, on reasonable notice by such requesting Party and without unreasonable disruption to non-requesting Party’s business, for the purposes of verifying such non-requesting Party’s compliance with the terms of this Agreement and for verifying the accuracy of the information

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

provided by the non-requesting Party. Since neither Party has control over the requirements of Government Agencies with jurisdiction over such Party, the limitations on the number of audits and notice shall not apply to audits by Government Agencies nor shall an audit by a Government Agency count toward the limit on the number of audits above. In addition, the limitation on audits shall not apply toward any audits that a Party may conduct to confirm remediation of a deficiency identified in a prior audit.

If an audit conducted pursuant to the paragraph above reveals any non-compliance or other deficiencies, then the Account Managers shall promptly meet to discuss the matter, and the non-compliant Party shall promptly take action to remedy such non-compliance so that the non-compliant Party is in compliance with this Agreement.

10.3	Notwithstanding the foregoing, Company shall have the right, at any reasonable time during the Term [*].

10.4	Any reporting must comply with the confidentiality obligations under this Agreement and be subject to applicable data protection laws, and as per Exhibit 2.

11	Confidential Information

11.1	Each Party acknowledges that in the course of performing its obligations hereunder it may receive information that is confidential and proprietary to the other Party.

11.2
Supplier expressly agrees that information disclosed by Company and/or any Company entity or member of the Company group of companies, Company Personnel to Supplier or Personnel under Supplier’s direction and/or control as the case may be, regarding sales and/or marketing operations, relationship(s) with business partner(s), relationship(s) with channel partner(s), transaction histories, contests, promotions, trade shows and other like events, products, product announcements, product launches and any other information, including but not limited to information learned by Supplier from Company Personnel or through inspection of Company’s property, that relates to Company’s Products, designs, business plans, business opportunities, finance, research, development, know-how, Personnel, third-party confidential information, Company’s Customer Information, the Company System, the terms and conditions of this Agreement, and the existence of the discussions between Supplier and Company will be considered and will be referred to collectively as “Company’s Confidential Information”.

11.3
Company expressly agrees that information disclosed by Supplier and/or any Supplier entity or member of the Supplier’s group of companies, Supplier or Personnel to Company, or Personnel under Company’s direction and/or control as the case may be, regarding sales and/or marketing operations, relationship(s) with business partner(s), relationship(s) with channel partner(s), products, product announcements, product launches and any other information, including but not limited to information learned by Company from Supplier Personnel or through inspection of Supplier’s property, that relates to the Credit Services, Supplier’s products, designs (including, for the avoidance of doubt, Supplier Program Specifications), business plans, business opportunities, finance, research, development, know-how, Personnel, Program Information, the Supplier System, the terms and conditions of this Agreement, and the existence of the discussions between Company and Supplier will be considered and will be referred to collectively as “Supplier’s Confidential Information” (Company’s Confidential Information and Supplier’s Confidential Information, collectively, shall mean the “Confidential Information”).

11.4
Confidential Information however shall not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of either Party; (ii) is independently developed by either Party without the use of any Confidential Information of the other Party; (iii) either Party rightfully obtains from a third party who has the right to transfer or disclose it; (iv) was in a Party’s possession on

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

a non-confidential basis prior to the time of disclosure to such Party by or on behalf of the disclosing Party; or (v) is required to be disclosed by applicable Legal Requirements, subpoena, legal process or document demand (or to enforce a Party’s rights herein), provided that the receiving Party shall promptly inform the disclosing Party of any such requirement, disclose no more Confidential Information than as required and cooperate with any efforts by the disclosing Party to obtain a protective order or similar treatment.

11.5
Neither Party shall disclose, publish or disseminate the other Party’s Confidential Information to anyone other than those of its Personnel under its direction and/or control with a need to know, provided that such Party shall be liable for any breach of the terms of this Article 11 or Article 12 by any of the foregoing parties. Each Party agrees to take all reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of the other Party’s Confidential Information and to use the same measures in doing so as it uses with regard to its own Confidential Information, but in no event using less than a reasonable standard of care. Each Party agrees to use the other Party’s Confidential Information for the sole purpose of carrying out its obligations and exercising its rights under this Agreement, including pursuant to Article 12. Each Party agrees not to use the other Party’s Confidential Information for its own or any third party’s benefit without the prior written approval of an authorized representative of the other Party in each instance.

11.6
Supplier represents and warrants to Company that it has used and will continue to use reasonable best efforts to implement all requisite processes and systems for the protection and security of the privacy and confidentiality of Company’s Confidential Information in compliance with applicable Legal Requirements.

11.7
Company represents and warrants to Supplier that it has used and will continue to use reasonable best efforts to implement all requisite processes and systems for the protection and security of the confidentiality of Supplier’s Confidential Information.

11.8
Each Party explicitly acknowledges and agrees that, as between the Parties, all Confidential Information of a Party remains the exclusive property of such Party and no license or other rights to Confidential Information is granted or implied hereby to the other Party unless explicitly set forth herein.

11.9
Within thirty (30) days of termination or expiration of this Agreement for any reason, each Party will either return to the other Party all tangible embodiments of the other Party’s Confidential Information, including but not limited to any and all electronic files, computer programs, documentation, notes, plans, drawings, and copies thereof, or, at such other Party’s option, will provide the other Party with written certification that all such tangible embodiments of Confidential Information have been destroyed in accordance with the other Party’s instructions pertaining thereto. Each Party may retain the other Party’s Confidential Information if required by applicable Legal Requirements, and shall continue protect such Confidential Information in accordance with Section 11.5.

12	Data Privacy and Security

12.1	Personal Data
As a result of this Agreement, each Party and their respective Personnel assigned to perform the services under this Agreement may obtain or receive Personal Data in connection with their performance hereunder.

12.2	Protection of Personal Data

12.2.1	For purposes of this Section 12.2, (i) Company’s obligations with respect to Personal Data shall be with respect to the Program Information to the extent received from

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Supplier, and (ii) Supplier’s obligations with respect to Personal Data shall be with respect to Company’s Customer Information to the extent received from Company and Program Information. Accordingly, with respect to each Party’s obligations under this Section 12.2, all references to Personal Data in this Section 12.2 shall be deemed to refer to the applicable Personal Data for which they have obligations pursuant to this Section 12.2.1.

12.2.2
Each Party shall, and shall ensure that any Personnel, collect, access, maintain, use, process, transmit, store, destroy and transfer Personal Data in accordance with the applicable Legal Requirements, all internal and posted policies related to privacy, personal information and data or system security and requirements set forth in this in this Article 12.

12.2.3
In addition to its obligations in Article 11, each Party shall take all appropriate legal, organizational, and technical measures to protect Personal Data and Confidential Information against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access, and against all other unlawful forms of processing, keeping in mind the nature of such data, including in compliance with applicable Legal Requirements.

12.2.4	Each Party shall take all reasonable steps to ensure that Personal Data is reliable for its intended use, and is accurate, complete and current.

12.2.5
Each Party shall provide other reasonable assistance and support, and assist and support to the other Party in the event of an investigation by a data protection regulator or similar authority, if and to the extent that such investigation relates to the collection, access of, maintenance, use, processing, transmission, storage, destruction or transfer of Personal Data under this Agreement.

12.2.6
Each Party shall immediately notify the other Party in the event that the notifying Party learns or has reason to believe that any person or entity has breached or attempted to breach such Party’s systems that collect, access, process, store, transfer, transmit, destroy or maintain Personal Data covered by this Agreement, or gained unauthorized access to Personal Data covered by this Agreement (“Information Security Breach”). Upon any such discovery, the notifying Party will investigate, remediate, and mitigate the effects of the Information Security Breach pursuant to a mutually agreed to remediation plan and the Parties shall cooperate fully in all such remedial actions. The notifying Party shall provide the other Party with reasonable assurances and evidence that such Information Security Breach will not recur. Unless otherwise required by applicable Legal Requirements (in which case, the notifying Party will promptly notify the other Party as to the required notifications to be made), the notifying Party shall not make any notifications to customers or the general public of any such Information Security Breach without the other Party’s prior written consent.

13	Proprietary Rights

13.1	Company Marks

13.1.1	Any Supplier violation of this Section 13.1 shall constitute a material breach of this Agreement and shall be grounds for termination of this Agreement by Company.

13.1.2
All Program Materials that include or refer to the Company’s Marks shall be pre-approved, in advance and in writing, by Company. Company reserves the right to approve or reject any use of any of Company’s Marks in its sole discretion. Further, Company may terminate the right to any previously approved reference to the Company’s Marks upon thirty (30) days’ written notice, provided, however, that Supplier shall be allowed to run down any existing inventory of such materials. Supplier will not remove, obfuscate or add any legal notification or mark to any materials

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

bearing the Company’s Marks. All use of any of Company’s Marks shall inure solely to the benefit of Company. No ownership rights, license, whether express or implied, are granted to Supplier. Any right or permission not expressly stated is hereby reserved by Company.

13.1.3	General Usage Guidelines. In addition to any specific guidelines provided in writing by Company to Supplier, Supplier agrees:

13.1.3.1	Not to incorporate or integrate any Company Mark into any Supplier Mark or Mark of a third party in any manner that creates a composite or combination mark;

13.1.3.2
Not to obfuscate or remove any Company Mark or third party Mark from any materials provided by Company or any packaging for the Company Products, and not to add any Mark of Supplier or a third party to any materials provided by Company or any packaging for the Company Products;

13.1.3.3
Not to use or register, in whole or in part, any Mark that is confusingly similar to or that dilutes any Company Mark, as or as part of a company name, company logo, trade name, product name, service name, or domain name. If Supplier has filed or obtained in any country any trademark application, trademark registration, or domain name registration that relates to any name or Mark that, in the sole opinion of Company, is similar, deceptive, or misleading with respect to any Company Mark, Supplier shall immediately abandon any such application, registration or domain name or, at Company’s sole discretion, assign it to Company;

13.1.3.4
Not to imitate the trade dress, design, layout, or “look and feel” of Company Products or services, including, but not limited to, Company sales programs, websites, logos, typefaces, or product packaging;

13.1.3.5	Not to use the Company’s Marks in any unauthorized manner that would imply Company’s affiliation with or endorsement, sponsorship, or support of Supplier; and

13.1.3.6
Not to bid on or obtain the rights to (or authorize others to bid on or obtain the rights to) any key word utilized by any search engine (including, but not limited to, Google, Yahoo and MSN) to return or prompt search results if such key word is, includes, or is confusingly similar to any Company Mark without the prior written consent of the Company.

13.1.4
Compliance. Upon request of Company, Supplier shall send to Company representative samples of the Program Materials. If, upon review of such materials or otherwise, Company determines in its sole discretion that such materials are in violation of the Agreement or Company’s trademark guidelines, then Supplier shall promptly correct or abandon such non-conforming materials. Without limiting the foregoing, at Company’s request, Supplier shall promptly cease using such materials and/or recall any copies of such materials and destroy them.

13.1.5	Termination. Upon expiration or termination of the Agreement, Supplier will immediately cease all use of the Company’s Marks.

13.1.6
Reservation and Protection of Rights. This Agreement gives Supplier no rights to any of Company’s Marks or other intellectual property of Company except as expressly stated herein. Supplier agrees that, as between the Parties, Company owns all rights in the Company’s Marks and its intellectual property. Supplier shall not at any time, whether during or after the Term, take any action to challenge, contest, impair, disparage, invalidate, or that would tend to impair or invalidate any of Company’s rights in the Company’s Marks or any applications or registrations therefor or any other Company intellectual property.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

13.1.7	Enforcement. Supplier agrees to notify Company if Supplier becomes aware of:

13.1.7.1	Any uses of, or any application or registration for a Mark that conflicts with, dilutes, or is confusingly similar to any Company Mark;

13.1.7.2	Any acts of infringement, dilution, or unfair competition involving any Company Mark; or

13.1.7.3
Any allegations or claims whether or not made in a lawsuit, that the use of any Company Mark by Supplier infringes or otherwise violates the trademark or service mark or other rights of any other entity.

13.1.8	Company may, but shall not be required to, take whatever action it, in its sole discretion, deems necessary or desirable to protect the validity and strength of the Company’s Marks.

13.2	Supplier Marks

13.2.1	Any Company violation of this Section 13.2 shall constitute a material breach of this Agreement and shall be grounds for termination of this Agreement by Supplier.

13.2.2	All Company Program Advertising that includes or refers to the Supplier’s Marks shall be pre-approved, in advance and in writing, by Supplier. Supplier reserves the right to approve or reject any use of any of Supplier’s Marks in its sole discretion. Further, Supplier may terminate the right to any previously approved reference to the Supplier’s Marks upon thirty (30) days’ written notice, provided, however, that Company shall be allowed to run down any existing inventory of such materials. Company will not remove, obfuscate or add any legal notification or mark to any materials bearing the Supplier’s Marks. All use of any of Supplier’s Marks shall inure solely to the benefit of Supplier. No ownership rights, license, whether express or implied, are granted to Company. Any right or permission not expressly stated is hereby reserved by Supplier.

13.2.3	General Usage Guidelines. In addition to any specific guidelines provided in writing by Supplier to Company, Company agrees:

13.2.3.1	Not to incorporate or integrate any Supplier Mark into any Company Mark or Mark of a third party in any manner that creates a composite or combination mark;

13.2.3.2	Not to obfuscate or remove any Supplier Mark or third party Mark from any Program Materials, and not to add any Company Mark or a third party to any Program Materials;

13.2.3.3
Not to use or register, in whole or in part, any Mark that is confusingly similar to or that dilutes any Supplier Mark, as or as part of a company name, company logo, trade name, product name, service name, or domain name. If Company has filed or obtained in any country any trademark application, trademark registration, or domain name registration that relates to any name or Mark that, in the sole opinion of Supplier, is similar, deceptive, or misleading with respect to any Supplier Mark, Company shall immediately abandon any such application, registration or domain name or, at Supplier’s sole discretion, assign it to Supplier;

13.2.3.4	Not to imitate the trade dress, design, layout, or “look and feel” of Supplier’s products or services, including, but not limited to, Supplier’s websites, logos, typefaces, or product packaging;

13.2.3.5	Not to use the Supplier’s Marks in any unauthorized manner that would imply Supplier’s affiliation with or endorsement, sponsorship, or support of Company; and

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

13.2.3.6
Not to bid on or obtain the rights to (or authorize others to bid on or obtain the rights to) any key word utilized by any search engine (including, but not limited to, Google, Yahoo and MSN) to return or prompt search results if such key word is, includes, or is confusingly similar to any Supplier Mark without the prior written consent of Supplier.

13.2.4
Compliance. Upon request of Supplier, Company shall send to Supplier representative samples of the Company Program Advertising. If, upon review of such materials or otherwise, Supplier determines in its sole discretion that such materials are in violation of the Agreement or Supplier’s trademark guidelines, then Company shall promptly correct or abandon such non-conforming materials. Without limiting the foregoing, at Supplier’s request, Company shall promptly cease using such materials and/or recall any copies of such materials and destroy them.

13.2.5	Termination. Upon expiration or termination of the Agreement, Company will immediately cease all use of the Supplier’s Marks.

13.2.6
Reservation and Protection of Rights. This Agreement gives Company no rights to any of Supplier’s Marks or other intellectual property of Supplier except as expressly stated herein. Company agrees that, as between the Parties, Supplier owns all rights in the Supplier’s Marks and its intellectual property, provided that Supplier shall not use the same or substantially similar forms of any Program Materials in connection with providing services similar to the Credit Services to any third party (it being understood that Supplier’s use of standardized system templates, legal disclosures and other standardized disclosures generally used by Supplier for both the Company and its other third party program partners shall not be deemed a violation of this provision). Company shall not at any time, whether during or after the Term, take any action to challenge, contest, impair, disparage, invalidate, or that would tend to impair or invalidate any of Supplier’s rights in the Supplier’s Marks or any applications or registrations therefor or any other Supplier intellectual property.

13.2.7	Enforcement. Company agrees to notify Supplier if Company becomes aware of:

13.2.7.1	Any uses of, or any application or registration for a Mark that conflicts with, dilutes, or is confusingly similar to any Supplier Mark;

13.2.7.2	Any acts of infringement, dilution, or unfair competition involving any Supplier Mark; or

13.2.7.3
Any allegations or claims whether or not made in a lawsuit, that the use of any Supplier Mark by Company infringes or otherwise violates the trademark or service mark or other rights of any other entity.

13.2.8	Supplier may, but shall not be required to, take whatever action it, in its sole discretion, deems necessary or desirable to protect the validity and strength of the Supplier’s Marks.

13.3	Systems and Processes
[*].

13.4	Company and Supplier Proprietary Customer Information

13.4.1
Supplier acknowledges that: (i) Company maintains Company’s Customer Information independently derived from numerous sources other than Supplier; (ii) the same or similar information may be contained in Company’s Customer Information and Program Information; and

(iii) Company has a proprietary interest in Company’s Customer Information and any

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

other information about actual or prospective Consumers gathered by or on behalf of Company, whether or not Supplier has derived or maintains identical information or has or asserts any rights therein, and that each such pool of data will be considered separate information subject to the specific provisions applicable to that data hereunder. For clarity, with respect to any data that constitutes both Company’s Customer Data and Program Information, Company shall be free to exercise all rights with respect thereto as Company’s Customer Data without regard to any restrictions on the use or disclosure of Program Information. Supplier hereby disclaims any ownership right or interest whatsoever in Company’s Customer Information and agrees not to contest Company’s rights therein.

13.4.2
Supplier shall cooperate with Company to provide Company the maximum ability permissible under applicable Legal Requirements to use and disclose Program Information, including, as necessary or appropriate, through the program privacy notices and/or the use of disclosures, consents, opt-in provisions or opt-out provisions.

13.4.3
Company acknowledges that: (i) Supplier maintains Program Information independently derived from numerous sources other than Company; (ii) the same or similar information may be contained in Company’s Customer Information and Program Information; and (iii) Supplier has a proprietary interest in Program Information and any other information about Borrowers gathered by or on behalf of Supplier, whether or not Company has derived or maintains identical information or has or asserts any rights therein, and that each such pool of data will be considered separate information subject to the specific provisions applicable to that data hereunder. For clarity, with respect to any data that constitutes both Company’s Customer Data and Information, Supplier shall be free to exercise all rights with respect thereto as Program Information without regard to any restrictions on the use or disclosure of Company’s Customer Data. Company hereby disclaims any right or interest whatsoever in the Program Information and agrees not to contest Supplier’s rights therein.

13.4.4
Supplier shall not use, or permit to be used, Program Information, except as specifically provided in this Agreement. Supplier may use the Program Information and any other information derived from the Program Information in compliance with applicable Legal Requirements and the program privacy notices, solely: (i) as necessary to exercise its rights or carry out its obligations hereunder; (ii) for purposes of promoting the Program; (iii) for purposes of performing analysis and modeling, provided, however, that Program Information used for analysis and modeling other than with respect to the Program shall be non-personally identifiable information, shall be aggregated with data from other portfolios; (iv) as necessary or appropriate for purposes of compliance with applicable Legal Requirements, regulatory examination or internal auditing functions, risk assessment or management functions. Supplier shall not use Program Information to market any of its products or services (i) in greater frequency than is usual and customary for Supplier, which shall be consistent with the marketing levels shared with Company prior to the date hereof, (ii) through marketing which makes reference to Company or uses Company’s Marks or (iii) through Program inserts or billing statement messages, unless Supplier shall have provided reasonable advance notice of such proposed insert or billing statement, Company shall have approved of such inclusion and Company shall have been given a reasonable opportunity to review and approve the content thereof (such approval not to be unreasonably withheld). Notwithstanding the foregoing, Company acknowledges that Supplier may independently gather information from individuals independent of the Program, including from Persons who may or may not also be Borrowers or Applicants and that marketing by use of such information, without reference to or use of Program Information shall not be governed or restricted by this Section 13.4.4.

13.4.5	Supplier shall not, directly or indirectly, sell, or otherwise transfer any right in or to

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

the Program Information.

13.4.6	Subject to applicable Legal Requirements, Supplier shall provide the information below to Company on a daily basis for each Borrower: [*].
13.5    [*].

14	Representations and Warranties
Each Party represents and warrants to the other Party that on the day hereof: (i) it is duly organized, validly existing and in good standing under the Legal Requirements of the U.S.A., or the state of its organization; (ii) has the full power, authority and legal right under the Legal Requirements of the U.S.A., to conduct its business and to enter into and perform its obligations under this Agreement; (iii) without limiting the generality of the foregoing, has obtained and possesses all necessary permits, certificates, licenses, consents, approvals, and authorizations of or from all Governmental Agencies, or any other requirements as the case may be, to operate as may be required by Legal Requirements; (iv) the execution, delivery and performance of this Agreement does not conflict with such Party’s corporate powers and/or corporate charter, will not violate any Legal Requirement or any agreement or contract to which such Party or any of its subsidiaries is a party or by which it is bound and will not require the consent or approval of any other party to any agreement or contract to which such Party or any of its subsidiaries is a party or by which it is bound; and (v) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of such Party, fully enforceable against such Party in accordance with its terms, except, in the cases of clauses (ii) -(iv), for such conflicts, breaches, defaults, violations or failures to obtain such consents or approvals or make or obtain such filings, notices, consents and approvals as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Party or its ability to perform its obligations under this Agreement.

15	Force Majeure

Neither party will be liable for delay or failure to fulfill its obligations under this Agreement due to unforeseen circumstances or causes beyond the Parties’ reasonable control, including acts of God, war, riot, embargoes, pandemics, acts of civil or military authorities, acts of terrorism or sabotage, fire, flood, accident, strikes, inability to secure transportation, failure of communications networks, or shortage of supply or failure to deliver by either Party’s vendors, but excluding changes in Legal Requirements; provided, that such Party promptly notifies the other Party and uses reasonable efforts to correct such failure or delay in its performance, provided further that, in the event that the delay continues for more than two (2) consecutive months, such other Party may elect to terminate this Agreement.

16	Limitation of Liability

16.1
Except as provided in this Agreement, the total liability of either Party to the other on all claims of any kind under or related to this Agreement, whether in contract, warranty, condition, tort, strict liability, statute, or otherwise, shall be limited to the total amount of: [*].

16.2	IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, CONDITION, TORT, STRICT LIABILITY, STATUTE OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY: [*].
16.3
The limitations in this Article 16 (including, for the avoidance of doubt, Section 16.2) shall not apply to: [*]. The remedies set forth in this Agreement will be Supplier and Company’s sole and exclusive remedies for any claim against the Supplier and Company respectively in connection with this Agreement.

16.4
THE PARTIES AGREE THAT THE TERMS OF THIS AGREEMENT, INCLUDING THOSE CONCERNING WARRANTIES, INDEMNITY AND LIMITATIONS OF LIABILITY, REPRESENT A FAIR ALLOCATION OF RISK BETWEEN THE PARTIES WITHOUT WHICH THEY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT. LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED, EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THE AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

16.5
NOTHING IN THIS AGREEMENT SHALL IN ANY WAY EXCLUDE OR LIMIT EITHER PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY SUCH PARTY, OR OTHER DAMAGES RELATING TO SUCH PARTY’S GROSS NEGLIGENCE OR LIABILITY FOR FRAUD HEREUNDER.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

17	Performance of Company Products and Credit Services
Company makes no warranties or representations as to performance of Company Products or as to service to Supplier or to any other Person except as expressly set out in Company’s limited warranty to end-users included with the hardware products and contained in the license agreement included with software products. Company reserves the right to change the warranty and service policy set forth in such limited warranty, or otherwise, at any time without further notice and without liability to the extent permitted by Legal Requirements, all implied and statutory warranties and conditions and other terms, including but not limited to implied warranties or merchantability, fitness for a particular purpose and terms of satisfactory quality are to the extent permitted by Legal Requirements hereby expressly excluded.

Supplier makes no warranties or representations with respect to the effectiveness of the Credit Services in promoting the sale of Company Products.

18	Term and termination

18.1	Term of Program
The term of this Agreement will begin on the date of this Agreement set forth above and, unless renewed or extended as provided herein, terminate at 11:59 p.m. Eastern Time, on the five (5) year anniversary of the Term Commencement Date (the “Initial Term”).
The Initial Term shall thereafter be extended automatically for additional one (1) year terms (each, a “Renewal Term”, and together with the Initial Term, the “Term”) unless either Party notifies the other in writing within 180 days prior to the expiration of the Initial Term or Renewal Term, whichever is applicable.

18.2	Termination by the Parties
In addition to any other termination provision in this Agreement, this Agreement may be terminated during the Initial Term or any subsequent Renewal Term as follows:

18.2.1	Company may terminate this Agreement by giving at least thirty (30) days’ written notice to the Supplier if at any time [*].

18.2.2	Company may terminate this Agreement by giving at least thirty (30) days’ written notice to Supplier if at any time [*].

18.2.3
Company may terminate this Agreement pursuant to its rights to terminate as provided in the Services Level Agreement attached hereto as Exhibit 2, which termination shall be effectuated by Company by giving at least thirty (30) days’ written notice to Supplier.

18.2.4
Supplier may terminate this Agreement by giving at least thirty (30) days’ written notice to Company if at any time Company varies the terms of the sales of any Company Product included in the Program and such variation, in the reasonable opinion of Supplier, makes the performance of such obligations contrary to Legal Requirements.

18.2.5	Company may terminate this Agreement in accordance with Section 3.1.14.

18.2.6	[*].

18.2.7	Company may terminate this Agreement upon thirty (30) days’ prior written notice if [*].

18.2.8	Company may terminate this Agreement by giving at least thirty (30) days’ written notice to Supplier if at any time [*].

18.3	Termination by either Party
In addition to any other right any Party has under this Agreement or at common law to terminate this

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Agreement, a Party may terminate this Agreement:

18.3.1
immediately by giving at least 30 days’ written notice to the other party if a representation or warranty given by the other Party under this Agreement was untrue in a material respect when it was made;

18.3.2	[*];

18.3.3
if the other Party breaches any other obligation under this Agreement and such breach continues unremedied for thirty (30) days after the date of a notice to remedy the breach, provided, if any such breach is caused by any Personnel of a party, such cure period shall be forty-five (45) days after the date of a notice to remedy the breach; provided, further that if such failure cannot be cured in a commercially reasonable manner within such thirty (30) or forty-five (45) day time period, no termination right exists if the defaulting Party shall have initiated a cure within such time and such cure is completed within ninety (90) days from the date of written notice regarding such breach;

18.3.4
upon written notice to the other Party, if the performance by the other Party of its obligations under this Agreement is prevented or materially impeded for a period of not less than sixty (60) consecutive days by a force majeure event as set forth in Article 15;

18.3.5	if an Insolvency Event occurs in respect of the other Party; or

18.3.6
if a Party is directed by a Government Agency having jurisdiction over it to terminate this Agreement, and the matter has not been resolved within thirty (30) days after delivery by such Party of a notice to the other Party.

18.4	Effects of Termination

18.4.1
In the event of a notice of termination or non-renewal of this Agreement, all obligations of the Parties shall continue in accordance with and subject to the terms of this Agreement until the Termination Date; provided, that the obligations of the Company and its Affiliates in Article 5 shall cease to be of any further force and effect if at any time following notice of termination or non-renewal of this Agreement by either Party, Supplier ceases to accept Credit Applications or extend credit under the Loans or comply with Section 2.1 in connection with the Loans. Supplier shall (at its expense) cooperate with Company to effect an orderly and efficient wind-down or transition to Company or to a successor supplier.

Upon termination of this Agreement for any reason, with respect to each Loan outstanding at the time of such termination, the obligations of both Parties pursuant to the terms of this Agreement in respect thereof, including each Party’s obligations with respect to Credit Losses arising in respect of such Loans, shall continue in effect for so long as such Loans remain outstanding, including for the additional time period following the end of the Term set forth in Section 2.4.2 (Credit Losses). Supplier shall not, directly or indirectly, sell, or otherwise transfer any right in or to the Program Loans and shall continue to service the Program Loans until full repayment thereof, with no less care and diligence than the degree of care and diligence applied by Supplier with respect to consumer financing programs for its own account.

18.4.2
Supplier shall use commercially reasonable efforts to cooperate with and assist Company, at Company’s request, in Company’s efforts to transition the Program to a new supplier, including, beginning the earlier of eighteen

(18) months prior to the expiration date of this Agreement or following the occurrence of any event that would give either Party the right to terminate this Agreement prior to the end of the Term (whether or not such right has been exercised). Subject to compliance with Legal Requirements, Supplier shall provide all information to Company (which information may be disclosed by Company to any prospective supplier that has executed a customary confidentiality agreement with Company) regarding the Program that is reasonably requested by Company.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

18.4.3
Following the Termination Date, in no event shall Supplier or any of its Personnel solicit any Applicant or Borrower for any loan, product or service on the basis of such Person’s status as an Applicant or Borrower by use of any Borrower list, Applicant list (or portion thereof) or any other information that is distinguishable from Supplier’s other customer information based on its origination from or association with the Program Information.

18.4.4
Without limiting Company’s unilateral rights with respect to communications regarding any successor financing program, the parties shall jointly agree to any communications with Borrowers and prospective Borrowers about the termination of the Program.

19	Survivorship
The following articles of this Agreement shall survive Agreement expiration or termination for any reason: Section 2.4.2 (Credit Losses); Articles 5 (Exclusivity); Article 9 (Payments and Reconciliation); Article 10 (Reporting and Audit); Article 11 (Confidential Information); Sections 13.1.3 and 13.1.6 (Company Marks); Sections 13.2.3 and 13.2.6 (Supplier Marks); Article 16 (Limitation of Liability); Article 17 (Performance of Company Products and Credit Services); this Article 19 (Survivorship); Article 20 (Notices); Article 21 (General Terms); Article 22 (Indemnification); Article 23 (Additional Obligations); Article 24 (Sales Taxes); and any other articles or sections that by their nature would reasonably be expected to survive expiration or termination.

20	Notices

Any notice under this Agreement must be in writing and will be deemed given: (i) upon the earlier of actual receipt or five (5) days after being sent by pre-paid first class registered or certified mail, return receipt requested, to the address set forth below for such Party, or as may be provided by the Parties; (ii) upon receipt if sent by email to the email address provided below, followed by delivery of an original; or (iii) upon receipt if sent by nationally recognized overnight courier to the address set forth below for receipt of notices, or as may be provided by the Parties.
Company’s designated address for notices:

Vivint, Inc.
4931 N. 300,
W. Provo, UT 84604
[*]
With a copy (which copy shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017 [*]
Supplier’s designated address for notices:
Citizens Bank, N.A.
770 Legacy Place
Dedham, MA 02026
[*]
With a copy (which copy shall not constitute notice) to:
Citizens Bank, N.A.
Legal Department - RDC200F
100 Sockanosset Cross Road
Cranston, RI 02920
[*]

Either Party may give notice of its change of address for receipt of notices by giving notice in accordance with this Article 20.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

21	General Terms

21.1	Entire Agreement
Company and Supplier acknowledge that this Agreement, together with the exhibits hereto, constitutes the full and complete understanding and agreement of the parties and supersedes and extinguishes all previous agreements and representations of, between or on behalf of the Parties with respect to its subject matter. This Agreement contains all of Company’s and Supplier’s agreements, warranties, understandings, conditions, covenants, and representations with respect to its subject matter, and Company and Supplier acknowledge and agree that they have not relied on any other agreements, warranties, understandings, conditions, covenants or representations in entering into this Agreement. Neither Company nor Supplier will be liable for any agreements, warranties, understandings, conditions, covenants, or representations not expressly set forth or referenced in this Agreement. Company is deemed to have refused any different or additional provisions in purchase orders, invoices or similar documents, unless Company affirmatively accepts such provision in writing, and such refused provisions will be unenforceable.

21.2	Governing Law, Venue, Waiver of Jury Trial
New York law shall govern this Agreement, without giving effect to conflicts of laws principles. Any action or proceeding between the Parties relating to this Agreement shall take place in Manhattan County, New York; both Parties hereby waive any objection to personal jurisdiction or venue in any forum located in that county. To the fullest extent permitted by Legal Requirements, the Parties hereto each irrevocably waives any and all right to a trial by jury in any claim, demand, proceeding and cause of action or counterclaim arising under or in any way related to this Agreement, and under any theory of law or equity, whether now existing or hereafter arising.

21.3	Relationship of Parties
Nothing in this Agreement will be construed as creating any relationship such as employer-employee, partnership, principal-agent or franchisor-franchisee, and neither Party shall have the right, power or authority to obligate or bind the other in any manner whatsoever, except as otherwise agreed in writing. Nothing herein shall be construed to provide for a sharing of profits by either Party, or any co-ownership of a business or property so as to create a separate partnership under the laws of any jurisdiction. In connection with the Program, each Party’s employees will not be considered employees of the other Party within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, workers’ compensation, industrial accident, labor or taxes of any kind. Company’s Personnel who are to perform services hereunder shall be under the employment, and ultimate control, management and supervision of Company. Supplier’s Personnel who are to perform services hereunder shall be under the employment, and ultimate control, management and supervision of Supplier. Supplier is solely responsible for compliance with all Legal Requirements regarding the payment of wages and/or other compensation to Supplier Personnel, including ensuring the provision of workers’ compensation insurance for all Supplier Personnel.

21.4	Severability
If a court of competent jurisdiction holds that any provision of this Agreement is invalid or unenforceable, the remaining portions of this Agreement will remain in full force and effect, and the Parties will replace the invalid or unenforceable provision with a valid and enforceable provision that achieves the original intent of the Parties and economic effect of the Agreement.

21.5	Waivers
A Party’s waiver of any breach by the other Party or failure to enforce a remedy will not be considered a waiver of subsequent breaches of the same or of a different kind.

21.6	Assignment and Other Material Business Changes

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

No Party may assign, in whole or in part, this Agreement without the other Party’s prior written approval. Either Party may use third party Personnel upon written notice to the other Party to perform its obligations under this Agreement, but any subcontracting shall not relieve such Party of its obligations hereunder and such Party shall be responsible for the performance of its Personnel to the same extent such Party would be responsible if it had performed in such manner itself; provided, however that each Party is prohibited from subcontracting or performing services itself or through Affiliates outside of the United States, except for services disclosed not less than thirty (30) days in advance to the other Party and that do not involve contact or interaction with Applicants or Borrowers.

21.7	Variation
Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by authorized representatives of both Parties. The provisions of this Agreement shall prevail over any conflicting provisions in any purchase order, acceptance notice or other document generated by the Parties except as expressly provided in the preceding sentence.

21.8	Counterparts
This Agreement, including all exhibits hereto that form an integral part of the Agreement, can be executed in two counterparts, each of which would be deemed an original, but both of which together would constitute one and the same instrument.

21.9	Due Execution
Each of the Parties represents and warrants that the Persons executing this Agreement on behalf of each Party have been duly authorized to execute this Agreement on behalf of the relevant Party.

21.10	Insurance

21.10.1
Supplier shall obtain and maintain in full force and effect, at its own cost and expense, during the term of the Agreement, and after termination of the Agreement as may be specified below, the following minimum types and limits of insurance and any other insurance required by Legal Requirements in any state where Supplier performs Credit Services under this Agreement. Such insurance shall be maintained with reputable and solvent insurance companies having, where available, an A.M. Best’s insurance rating of A-VII or better or a comparable financial rating from a reputable rating bureau, and lawfully authorized to do business where the Credit Services are to be performed, and will comply with all those requirements as stated herein. In no way do these minimum insurance requirements limit the liability assumed elsewhere in this Agreement, including but not limited to Supplier’s defense and indemnity obligations.

21.10.1.1
Workers’ compensation insurance with statutory limits, as required by any state, territory, province or nation having jurisdiction over Supplier’s employees, and Employer’s Liability insurance with limits not less than [*]. Such coverage must include a waiver of subrogation in favor of Company, its subsidiaries and Affiliates, and their respective officers, directors, shareholders, employees, and agents (“Company Parties”) and their insurers, but only to the extent of liabilities falling within Supplier’s indemnity obligations pursuant to the terms of this Agreement.

21.10.1.2
Commercial general liability insurance, including coverage for bodily injury, property damage, personal and advertising injury, and contractual liability and including severability of interests provisions with limits of not less than [*] per occurrence and in the annual aggregate, provided, however, that such insurance may be provided in any combination of primary and follow-form excess insurance. Such insurance must include Company, its subsidiaries and affiliates, and their respective officers, directors, shareholders, and Personnel (“Company Parties”) as additional insureds for liabilities based on the Credit Services of the Supplier and its Personnel. Such coverage shall be primary to and non-contributory with any and all other insurance maintained by Company Parties and include a waiver of subrogation against Company Parties and their

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

insurers.

21.10.1.3
Automobile liability insurance covering any owned, non-owned or hired vehicles used by Supplier in the performance of the Credit Services, in compliance with all statutory requirements and with limits of not less than [*] for bodily injury and property damage. Such insurance must include coverage for passenger liability. Such coverage must include a waiver of subrogation against Company Parties and their insurers.

21.10.1.4
Banker’s professional liability insurance, covering negligent acts, errors and omissions in the provision of Credit Services, and including extensions of coverage for internet security risks applying to all services provided under this Agreement, including coverage for (a) theft, dissemination and/or use of Confidential Information stored or transmitted in electronic form and (b) introduction of a computer virus into a Borrower’s or third Person’s computer, data, software or programs, all with a minimum limits of [*] per claim and in the annual aggregate. The retroactive date applicable to such coverage shall precede the date Supplier first began any Credit Services in connection with this Agreement. Supplier shall continue to maintain such insurance for a period of not less than three (3) years following termination of this Agreement.

21.10.1.5
Banker’s blanket bond, including coverage for on and off premises loss, computer loss, and loss resulting from the fraudulent or dishonest acts committed by Supplier’s Personnel, acting alone or in collusion with others. Limits of coverage must be at least [*] per coverage grant described herein.

21.10.1.6	Cyber and network security liability insurance including privacy liability, the limits of which shall not be less than [*] per occurrence and in the annual aggregate.

21.10.2
Supplier shall use best efforts to cause each of its third party Personnel, at no cost to Company, to maintain the same types and limits of insurance, and to extend rights and benefits to the Company Parties under such insurance, as set forth in this Section 21.10.

21.10.3
At the time this Agreement is executed, or within a reasonable time thereafter, and within a reasonable time after coverage is renewed or replaced, Supplier will deliver to Company evidence that the foregoing coverages required from Supplier are in place, at the notice address provided in Article 20. Supplier shall similarly provide proof of the maintenance of insurance by its third party Personnel to Company upon request. Company’s receipt or acceptance of evidence of coverage that does not comply with these requirements, or Supplier’s failure to provide evidence of coverage, shall not constitute a waiver or modification of the insurance requirements as set forth herein. In the event of cancellation of coverage, Supplier shall promptly replace coverage so that no lapse in insurance occurs. All deductibles and self-insured retentions are to be paid by Supplier.

22	Indemnification

22.1	General Indemnity.

22.1.1
From and after the Program Commencement Date, Supplier shall indemnify, hold harmless and defend Company and its subsidiaries and Affiliates, and their respective directors, officers, employees and agents, from and against all claims, liabilities, actions, demands, settlements, damages, costs, fees and losses of any type, including reasonable attorneys’ and professionals’ fees and costs, in connection with, in whole or in part: [*].

22.1.2
Company shall indemnify, hold harmless and defend Citizens and its subsidiaries and Affiliates, and their respective directors, officers, employees and agents, from and against all claims, liabilities, actions, demands, settlements, damages, costs, fees and losses of any type, including reasonable attorneys’ and professionals’ fees and costs, in connection with, in whole or in part: [*].

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

22.2	IP Infringement Indemnification.

22.2.1
Supplier shall indemnify, hold harmless and, upon Company’s request, defend Company and its subsidiaries and affiliates, and their respective directors, officers, employees and agents from and against all third party claims, liabilities, actions, demands, settlements, damages, costs, fees and losses of any type, including reasonable attorneys’ and professionals’ fees and costs, arising from [*].

22.2.2
Company shall indemnify, hold harmless and, upon Citizens’ request, defend Citizens and its subsidiaries and affiliates, and their respective directors, officers, employees and agents from and against all third party claims, liabilities, actions, demands, settlements, damages, costs, fees and losses of any type, including reasonable attorneys’ and professionals’ fees and costs, arising from [*].

23	Additional Obligations.

23.1
In case any claim is made, or any suit or action is commenced, against a Party (the “Indemnified Party”) in respect of which indemnification may be sought by it under Article 22 and this Article 23, the Indemnified Party shall promptly give the other Party (the “Indemnifying Party”) notice thereof and the Indemnifying Party shall be entitled to participate in the defense thereof and, with prior written notice to the Indemnified Party given not later than twenty (20) days after the delivery of the applicable notice from the Indemnified Party, to assume, at the Indemnifying Party’s expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Article 23 for any attorneys’ fees or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation and other than as set forth in Section 23.2.

23.2
The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party’s expense, unless (i) the employment of such counsel at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel to take charge of the defense within twenty (20) days after delivery of the applicable notice or, having elected to assume such defense, thereafter ceases its defense of such action, or (iii) the Indemnified Party has reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events the attorneys’ fees and expenses of counsel to the Indemnified Party shall be borne by the Indemnifying Party.

23.3
The Indemnified Party or Indemnifying Party may at any time notify the other of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which payments may be sought by the Indemnified Party hereunder, and (i) the Indemnifying Party may settle or compromise any such claim, suit or action solely for the payment of money damages for which the Indemnified Party will be released and fully indemnified hereunder, but shall not agree to any other settlement or compromise without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (it being agreed that any failure of an Indemnified Party to consent to any settlement or compromise involving relief other than monetary damages shall not be deemed to be unreasonably withheld), and (ii) the Indemnified Party may not settle or compromise any such claim, suit or action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

23.4	The Indemnifying Party shall promptly notify the Indemnified Party if the Indemnifying Party desires not to assume, or participate in the defense of, any third party claim, suit or action.

23.5
If an Indemnified Party fails to give prompt notice of any claim being made or any suit or action being commenced in respect of which indemnification under Article 22 and this Article 23 may be sought, such failure shall not limit the liability of the Indemnifying

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Party to the extent the Indemnifying Party’s ability to defend the matter was not actually prejudiced by such failure to give prompt notice.

23.6
Notwithstanding anything to the contrary in this Agreement, no Party shall be liable to the other for consequential, punitive or exemplary damages relating to or arising out of Article 22 and this Article 23, unless the Indemnified Party shall have become liable to a third party for such consequential, punitive or exemplary damages, in which case the Indemnifying Party shall be liable, subject to and in accordance with the terms of Article 22 and this Article 23 for reimbursement of the amounts so paid to such third party.

24
Sales Taxes. Citizens shall notify Company of any amounts charged-off on Loans by Citizens, identified by Loan, and shall sign such forms and provide any such other information as reasonably requested by Company to enable Company to recover any sales tax paid in connection with any Loan that has been charged off by Citizen.

25	Company Employee Procedures Guide.

25.1
Company shall comply with the processes, procedures, practices, scripts, content, and other written instructions set forth in the “Company Employee Procedures Guide” attached hereto as Exhibit 3 (the “Procedures Guide”).

25.2	[*].

25.3
With respect to activities of Company that require or permit Company to interact with a potential or existing Borrower where the interaction relates to the Credit Services, Citizens is solely responsible for (A) determining whether the Procedures Guide addresses such activities and satisfies Legal Requirements, the terms and conditions of Citizens’ Program Loans and amending the Procedures Guide to cure any non-compliance in accordance with Section 25.5, and (C) obtaining all consents or authorizations from its Borrowers sufficient to legally permit the contact or interaction.

25.4	Company will use commercially reasonable efforts to notify Supplier of any suspected or known breach of the Procedures Guide.

25.5
Supplier agrees that if Supplier desires to make any changes to the Procedures Guide during the Term, Supplier shall provide Company with written notice of any such proposed changes. As soon as is commercially practicable after receipt of such notice from Supplier, Company shall notify Supplier in writing if Company has any potential operational feasibility issues related to such Supplier’s proposed changes. In the event Company provides the notice described above, as soon as is commercially practicable thereafter, the Parties shall mutually agree in writing on any changes to the Procedures Guide to address the issues raised in the notice from Company prior to the changes to the Procedures Guide being implemented.

26
Publicity. All media releases, public announcements and public disclosures by any Party, their respective affiliates, or their employees or agents, relating to this Agreement, the Program or the transactions contemplated hereby, but not including any announcement intended solely for internal distribution by the releasing party or any disclosure required by a Legal Requirement, shall be coordinated with and approved by the other Party in writing prior to the release thereof.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

[signature page follows]

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:
APX Group, Inc., a Delaware corporation
By: /s/ Dale R. Gerard
Dale R. Gerard
Senior Vice President of Finance and Treasurer

SUPPLIER:

CITIZENS BANK, N.A., a national banking association

By: /s/ Mary K. Fiorille
Name: Mary K. Fiorille
Title: Head of Unsecured Loan Division

[Signature Page to Second Amended and Restated Consumer Financing Agreement]

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

LIST OF EXHIBITS

Exhibit 1	Fraud Detection Information

Exhibit 2	Services Level Agreement

Exhibit 3	Company Employee Procedures Guide

Exhibit 4	Supplier Credit Policy and Program B Loans Credit Policy

Exhibit 5	[*]

Exhibit 6	Schedule of Interchange Expenses

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

EXHIBIT 1
FRAUD DETECTION INFORMATION
Data Point		Example	Available
Transaction [*]
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
Credit Card/Debit Card Data			Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
Customer Data			Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y
[*]		[*]	Y

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
Shipping		Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
Order Item Data		Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
Installment Auth Response		Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y
[*]	[*]	Y

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

EXHIBIT 2

SERVICES LEVEL AGREEMENT

TABLE OF CONTENTS

1.	TECHNOLOGY AND SERVICE STANDARDS 1

2.	SYSTEMS AVAILABILITY 1

3.	SECURITY PROCEDURES 1

4.	UNDERWRITING AND CREDIT SLA; PROBLEM RESOLUTION; TERMINATION; FORECASTING 1

5.	ACCOUNT MANAGER AND OTHER SUPPORT BY CITIZENS 1

6.	QUARTERLY BUSINESS REVIEWS 1

7.	SETTLEMENT AND PAYMENTS 1

8.	TRAINING 1

9.	CONSUMER EXPERIENCE AND SATISFACTION 1

10.	ONLINE SERVICE CENTER 1

11.	REPORTING 1

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

1.	TECHNOLOGY AND SERVICE STANDARDS
The following Technology and Service Standards shall be adhered to by the Parties.

1.1    Systems Connectivity
Parties shall clearly define all production and test systems connections between the Parties required to facilitate Credit Application submissions, Credit Applications status confirmations, order authorization, settlement and payment. This shall include defining the communication format and the timing of responses. Upon reasonable notice from one Party requesting reasonable detail regarding any of the foregoing, the other Party shall provide such information.

2.	[*]
[*].

3.	SECURITY PROCEDURES
Company agrees that Citizens’ Personnel shall be responsible for determining and maintaining all levels of security relating to Citizens’ hardware or Supplier Systems. Citizens agrees that Company Personnel shall be responsible for determining and maintaining all levels of security relating to Company’s hardware or Company Systems.

4.	UNDERWRITING AND CREDIT SLA; PROBLEM RESOLUTION; TERMINATION; FORECASTING

4.1 [*]
[*].

4.2	Problem Resolution (Service Levels)
Citizens shall comply with the following service schedule for problem resolution where the cause of the problem is, partly or completely, related to Citizens’ Supplier System or outsourced systems. The account managers shall be in direct communication to resolve issues. The severity of each problem shall be agreed between Company and Citizens based upon the criteria set forth in Figure 1 below. Monthly reports shall be provided to track all Priority 1-Priority 3 issues set forth in Figure 1 below.

FIGURE 1: Problem Classification Table

Classification            Criteria            Resolution        Reporting Frequency

[*]                [*]            [*]            [*]
[*]                [*]            [*]            [*]
[*]                [*]            [*]            [*]

4.3	Monitoring and Other Metrics
Citizens shall provide Company with performance reports on a quarterly basis relating to the Service Levels set forth in Section 4.1 and 4.2 above. In addition, Citizens shall provide metrics on general call center servicing levels, including the following: (i) average handle time, (ii) first call resolution (to be available for providing at a later date agreed upon by the parties), (iii) abandonment rates, (iv) contacts per loan (to be available for providing at a later date agreed upon by the parties) and (v) response to emails. Citizens and Company shall reasonably agree on the definition for such metrics.

Metrics shall be delivered on the day following the day measured and shall be provided (i) daily for the first forty-five (45) days following the Program Commencement Date, (ii) weekly during the period between 45-90 days following the Program Commencement Date and (iii) monthly thereafter. Citizens and Company may reasonably agree to adjust the frequency as

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

necessary.

4.4	Escalations
All problems with a severity level of Priority 1 to Priority 3 shall be escalated to the Account Managers if a solution or plan of resolution cannot be achieved within the designated amount of time as described above.

Escalations shall follow escalation procedures as mutually agreed upon by the Parties. The priority of escalations shall be classified per the above table. Phone contact shall be utilized as primary form of communication between the Account Managers for all Priority 1 issues, with email correspondence as a secondary form.

4.5	Incident Analysis
Upon the occurrence of any problem with a severity level of Priority 1 to Priority 2, Citizens shall promptly perform a Root Cause Analysis of the problem and provide the results of such analysis to Company’s Account Manager within a commercially reasonable period of time following the identification and communication of the problem. For purposes of this Services Level Agreement, a “Root Cause Analysis” shall mean an analysis of any Service Level failure and shall include, at a minimum:

i.	Description of what happened;

ii.	Explanation of how the event differed from what was supposed to happen;

iii.	Determination of root cause(s) that contributed to the event through an analysis of the sequence of events leading up to the occurrence;

iv.	Implications to Consumers, Program or Company; and

v.	Steps being taken to prevent a recurrence.

4.6 [*]
[*].

4.7    Forecasting
Company shall provide Citizens a “Minimum TPS Target.” For purposes of this Services Level Agreement, a “Minimum TPS Target” shall mean the minimum transactions per second Citizens must complete at all times during the Agreement to meet Company’s the load expectations described in Section 2.4 above, which Minimum TPS Target must be agreed upon in writing by the Parties cooperating in good faith. If the actual velocity of Citizens’ transaction completion rate exceeds the Minimum TPS Target, then Citizens shall not be required to meet the Service Levels set forth in Section 2.1 and 4.1, unless Company has provided Citizens with at least ninety (90) days’ notice of the expected increase in velocity and Citizens has agreed to such increase, acting in good faith.

Company shall provide Citizens with a report on the first Business Day of each calendar quarter forecasting the expected transactions per second (including average and peak transactions per second for the calendar quarter) and order volume. If actual volumes exceed such reported forecasts, then Citizens shall not be required to meet the Service Levels set forth in Section 2.1 and 4.1, unless Company has provided Citizens with a revised rolling ninety (90) days forecast and Citizens has agreed to such increase, acting in good faith.

The Minimum TPS Target and the peak forecasted volumes shall be reviewed on a quarterly basis, and updated as provided above, if required.

5.	ACCOUNT MANAGER AND OTHER SUPPORT BY CITIZENS
The following outlines the account manager support that Citizens shall provide to Company during the term of the Agreement. The Relationship Manager, Account Manager and IS&T Account Manager duties may be fulfilled by one or multiple individuals, depending on the workload and as agreed to by the Parties.

5.1 Relationship Manager
Citizens shall appoint a Relationship Manager to Company for the duration of the Agreement. The Relationship Manager

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

shall support the Company consumer finance Program at a management level and shall be responsible for the following:

i.	Major strategy decisions on the portfolio;

ii.	Executive issue escalations (as documented in Section 4.5 above);

iii.	Delivery of the Quarterly Business Review;

iv.	Action plan to deliver against dashboard performance metrics or other set goals; and

v.	Development of quarterly and yearly goals/priorities associated with the Program.

5.2	Account Manager
Citizens shall appoint a dedicated Account Manager to Company for the duration of the Agreement. Such Account Manager will support Company consumer finance at an operational level and will be responsible for the following:

i.	Day-to-day administration of the Program;

ii.	Preparation of Quarterly Business Review materials as directed by Company;

iii.	Reporting and administrative support;

iv.	Training;

v.	Customer escalations from in-home sales and call center, including monitoring and developing action plans associated with metrics; and

vi.	General systems escalations resolution.

5.3	IS&T Account Manager
Citizens shall appoint a dedicated full-time employee to act as a primary point of contact with Company in connection with information systems and technology issues and who will manage any and all such issues in connection with the Program (the “IS&T Account Manager”), including the following:

i.	Coordination of technical escalations among several parties servicing Citizens calls;

ii.	Direct contact for Company information systems and technology team;

iii.	Coordinating maintenance and schedule down times with Company; and

iv.	Coordinating required technical enhancements and timelines.

5.4	Account Manager Response Time
The Account Manager and IS&T Account Manager shall ensure that requests, issues and concerns raised by Company to Citizens are responded to no longer than by the next Business Day (or as otherwise specifically agreed to in this Services Level Agreement).
Citizens agrees to notify Company immediately, if there is a change in the IS&T Account Manager.

5.5	Other Management Support
Citizens shall also provide a dedicated person focused on each of the below:

i.	Marketing and Merchandising: Focused on marketing the program via email or online. They will also develop promotions and offers;
Consumer Experience: Focused on ensuring best in class customer experience. Conducts surveys and research on how best to improve; and

ii.	Credit Manager: Focused on developing credit strategy to best meet the needs of the customer base. Continuously monitors and provides suggestions to best increase approval rates.

6.	QUARTERLY BUSINESS REVIEWS
Citizens and Company agree to prepare a written report each calendar quarter outlining a plan for the future development of the Program (a “Quarterly Business Review”). Quarterly Business Reviews should focus on the following:

i.	Review key program metrics (i.e. volume, applications, approvals, declines, cancelations, fraud cancelations, etc.);

ii.	Review marketing and merchandising plan;

iii.	Consumer experience review: Review survey results, improvements to Consumer experience, as well as Consumer escalations and feedback;

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

iv.	Consumer communication and marketing;

v.	Competitive analysis: Market analysis including trends;

vi.	Consumer credit review and demographics;

vii.	Legal Requirements and legislations changes which may impact the Program;

viii.	Project reviews: Results of previous launched projects and upcoming plans;

ix.	Reporting improvements;

x.	Lender dashboard;

xi.	Organization chart review: Review support structure;

xii.	Areas for improvement with action plans and metrics for the above;

xiii.	Yearly priorities review; and

xiv.	Jointly review fraud rate and procedures to be revisited if needed.

7.	SETTLEMENT AND PAYMENTS
Settlement reporting shall be provided by Company to Citizens daily. Settlement reporting shall include sales, returns, and refunds. Incidences of fraud and any fees will not be a part of settlement reporting, with such metrics to be included in the Quarterly Business Reviews.

Citizens shall remit payment to Company daily via ACH CTX. Reporting will be provided to Company for each debit and credit in addition to a remittance advice notice.

Citizens shall initiate ACH CTX transaction for payment to Company within one (1) Business Day from date of settlement report.

8.	TRAINING

8.1	Company Training by Citizens
Citizens shall provide resources (including training materials) to train Company Personnel across all Company Channels in Citizen’s Credit Application process.

8.2	Citizens Training by Company
Company shall provide resources (including training materials) to train Citizens employees to ensure they are trained on the following:

i.	Company in-home sales and call center Consumer experience;

ii.	Current promotions or offers made available by Company to its Consumers;

iii.	Current Company Products; and

iv.	How to address Company escalations.

All training resources developed by each of the Parties shall be reviewed annually by the Parties and modified based upon prior mutual written agreement of the Parties.

9.	CONSUMER EXPERIENCE AND SATISFACTION

9.1	Surveys
Citizens shall undertake Consumer satisfaction surveys on a quarterly basis with the prior written consent of Company. The survey will be designed by Citizens in consultation with Company and is subject to agreement by both Parties. Survey results (including raw data) will be provided by Citizens to Company once collated.

9.2	Complaints Monitoring
All complaints shall be tracked and shared monthly by Citizens with Company, including complaints obtained by Citizens through executive escalations, escalations arising from contact via Citizens or Company, as well as customer surveys. Company and Citizens shall agree to goals associated with resolving complaints.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

9.3	Complaint Remedies
Citizens shall investigate complaints to determine trends and provide recommendations to rectify identified issues to Company’s satisfaction.

9.4	Escalated Complaint Notification
Company must be immediately notified of any and all Company Marks brand implications arising from any customer complaint. This notification is to be emailed by the Account Manager who is to manage the customer complaint until resolved.

10.	ONLINE SERVICE CENTER
Citizens shall make available its Online Service Center to enable customers to manage their account securely online at all times.

Capability offered through the Online Service Center shall include:

i.	Monthly statements - Showing transaction history; and

ii.	Payment notifications - Indicating when payments are due/overdue.

11.	REPORTING
Citizens shall provide to Company the monthly reports with the data points set forth below and any additional data points as the parties mutually agree. All reporting shall be provided for each of Program A Loan and Program B Loan categories by each Company Channel.

[*].

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

EXHIBIT 3

COMPANY EMPLOYEE PROCEDURES GUIDE

When discussing any potential Loan with Consumers, Company employees may not do any of the following:

[*].

Fraud Prevention Procedures:

[*].

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

EXHIBIT 4

SUPPLIER CREDIT POLICY AND PROGRAM B LOANS CREDIT POLICY

SEE ATTACHED

	Credit Underwriting Criteria	Program A	Program B	Citizens Cannot Underwrite
1	[*]	[*]	[*]	[*]
2	[*]	[*]	[*]	[*]
		and meet all requirements	and meet all requirements	or meet any of the details
		below	below	below
3	[*]	[*]	[*]	[*]
4	[*]	[*]	[*]	[*]
5	[*]	[*]	[*]	[*]
6	Maximum Loan *	up to $4,000	up to $4,000	[*]
7	[*]	[*]	[*]	[*]
8	[*]	[*]	[*]	[*]
9	[*]	[*]	[*]	[*]
10	[*]	[*]	[*]	[*]
11	[*]	[*]	[*]	[*]
12	[*]	[*]	[*]	[*]
13	[*]	[*]	[*]	[*]
14	[*]	[*]	[*]	[*]
15	[*]	[*]	[*]	[*]
16	[*]	[*]	[*]	[*]
17	[*]	[*]	[*]	[*]
18	[*]	[*]	[*]	[*]
19	[*]	[*]	[*]	[*]
20	[*]	[*]	[*]	[*]
21	[*]	[*]	[*]	[*]
22	[*]	[*]	[*]	[*]

*	Loan range of [*] - $4,000 is at a program level regardless of the loan being Program A or Program B. A consumer may finance any amount within that range.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

EXHIBIT 5

[*]

[*]

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

EXHIBIT 6
Interchange Expenses Schedule

Any capitalized terms used but not defined in this Exhibit 6 shall have the respective meanings set forth in the Merchant Services Agreement.

1.	CARD TRANSACTION FEES (per transaction):

a.	The fee of $[*] per [*] Authorization transaction

b.	The fee of $[*] per [*] settlement transaction

c.	The fees charged by the Card Organizations, including [*].

d.
Each [*] transaction submitted by CUSTOMER will be subject to a [*]. The fees set forth in this Section 1 (Card Transaction Fees) may be adjusted without notice to reflect increases or decreases in applicable sales or telecommunication taxes as levied by federal, state or local authorities.

2.	ADDITIONAL SERVICES FEES (per item):
[*]1                        [*]
[*]2                        [*]
[*]3                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
[*]                        [*]
_____________
1    [*]
2    [*]
3    [*]

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 7

Form of Monthly Invoices

INVOICE #1 - Transaction Fee:
[*]

INVOICE #2 - Interchange Fees: [*]

INVOICE #3 - Credit Losses:
[*]